UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

SERES THERAPEUTICS, INC.

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Seres Therapeutics, Inc.
PROXY STATEMENT
Annual Meeting of Stockholders
June 13, 2019
8:00 a.m. (Eastern Time)

SERES THERAPEUTICS, INC.

200 SIDNEY STREET

CAMBRIDGE, MASSACHUSETTS 02139

April 30, 2019

To Our Stockholders:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Seres Therapeutics, Inc. at 8:00 a.m. Eastern time, on Thursday, June 13, 2019, at our principal executive offices located at 200 Sidney Street, Cambridge Massachusetts 02139.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. If you would like to attend the Annual Meeting, you must call 1-617-945-9626 no later than 5:00 p.m. Eastern time on June 10, 2019 to have your name placed on the attendance list. Please see the section called “Who Can Attend the 2019 Annual Meeting of Stockholders?” on page 3 of the proxy statement for more information about how to attend the meeting in person.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Eric D. Shaff

President and Chief Executive Officer

Certain Relationships	35

Section 16(a) Beneficial Ownership Reporting Compliance	38

Compensation Committee Interlocks and Insider Participation	38

Stockholders’ Proposals	39

Other Matters	39

Solicitation of Proxies	40

Seres’ Annual Report on Form 10-K	41

Notice of Annual Meeting of Stockholders

To Be Held Thursday, June 13, 2019

SERES THERAPEUTICS, INC.

200 SIDNEY STREET

CAMBRIDGE, MASSACHUSETTS 02139

The Annual Meeting of Stockholders (the “Annual Meeting”) of Seres Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at 8:00 a.m. Eastern time on Thursday, June 13, 2019, at the Company’s principal executive offices located at 200 Sidney Street, Cambridge, Massachusetts 02139, for the following purposes:

To elect Dennis A. Ausiello, M.D., Willard H. Dere, M.D., Roger J. Pomerantz, M.D. and Eric D. Shaff as Class I Directors to serve until the 2022 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our Common Stock as of the close of business on April 29, 2019 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be open to the examination of any stockholder at the Company’s principal executive offices located at 200 Sidney Street, Cambridge, Massachusetts 02139 for a period of ten days prior to the Annual Meeting and on the day of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Thomas J. DesRosier

Secretary

Cambridge, Massachusetts

April 30, 2019

Proxy Statement

SERES THERAPEUTICS, INC.

200 SIDNEY STREET

CAMBRIDGE, MASSACHUSETTS 02139

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Seres Therapeutics, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, June 13, 2019 (the “Annual Meeting”), at our principal executive offices located at 200 Sidney Street, Cambridge, Massachusetts 02139, at 8:00 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. Holders of record of shares of our Common Stock (“Common Stock”), as of the close of business on April 29, 2019 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 41,094,832 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and our Annual Report to Stockholders for the year ended December 31, 2018 (the “2018 Annual Report”) will be released on or about April 30, 2019 to our stockholders on the Record Date.

In this proxy statement, “Seres”, “Company”, “we”, “us”, and “our” refer to Seres Therapeutics, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 13, 2019

This Proxy Statement and our 2018 Annual Report to Stockholders are available at http://www.proxyvote.com/

Stockholders may receive directions to attend the meeting in person by calling 1-617-945-9626.

PROPOSALS

At the Annual Meeting, our stockholders will be asked:

To elect Dennis A. Ausiello, M.D., Willard H. Dere, M.D., Roger J. Pomerantz, M.D. and Eric D. Shaff as Class I Directors to serve until the 2022 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

Our Board of Directors (the “Board”) recommends that you vote your shares of Common Stock as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares will be voted on your behalf as you direct. If not otherwise specified, shares of

Common Stock represented by proxies will be voted, and the Board of Directors recommends that you vote:

FOR the election of Dennis A. Ausiello, M.D., Willard H. Dere, M.D., Roger J. Pomerantz, M.D. and Eric D. Shaff as Class I Directors; and

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because our Board is soliciting your proxy to vote your shares of Common Stock at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, we are making this proxy statement and our 2018 Annual Report available to our stockholders electronically via the Internet. On or about April 30, 2019, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2018 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2018 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Internet Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.

Questions and Answers about the 2019 Annual Meeting of Stockholders

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is April 29, 2019. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 41,094,832 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND THE 2019 ANNUAL MEETING OF STOCKHOLDERS?

You may attend the Annual Meeting only if you are a Seres stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. If you would like to attend the Annual Meeting, you must call 1-617-945-9626 no later than 5:00 p.m. Eastern time on June 10, 2019 to have your name placed on the attendance list. In order to be admitted into the Annual Meeting, your name must appear on the attendance list and you must present government-issued photo identification (such as a driver’s license). If your bank or broker holds your shares in street name, you will also be required to present proof of beneficial ownership of our Common Stock on the Record Date, such as the Internet Notice you received from your bank or broker, or a bank or brokerage statement or a letter from your bank or broker showing that you owned shares of our Common Stock at the close of business on the Record Date.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the Chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders present in person or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING OF STOCKHOLDERS

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or

•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 12, 2019.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy and bring it to the Annual Meeting in order to vote.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of revocation to the Secretary of Seres prior to or at the Annual Meeting; or

•	by voting in person at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING OF STOCKHOLDERS

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the four nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors and abstentions have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2019 ANNUAL MEETING OF STOCKHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON—PROPOSAL 1

Election of Directors

At the Annual Meeting, four (4) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2022 and until such director’s successor is elected and qualified.

We currently have ten (10) directors on our Board, including four (4) Class I Directors. Our current Class I Directors are Dennis A. Ausiello, M.D., who has served on our Board since April 2015, Willard H. Dere, M.D., who has served on our Board since July 2017, Roger J. Pomerantz, M.D., who has served on our Board since November 2013, and Eric D. Shaff, who has served on our Board since January 2019. The Board has nominated four director candidates for election as Class I Directors at the Annual Meeting: Dennis A. Ausiello, M.D., Willard H. Dere, M.D., Roger J. Pomerantz, M.D. and Eric D. Shaff. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the four nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term will expire at the 2019 Annual Meeting of Stockholders and whose new term will expire at the 2022 Annual Meeting of Stockholders, Class II, whose term expires at the 2020 Annual Meeting of Stockholders and whose subsequent term will expire at the 2023 Annual Meeting of Stockholders and Class III, whose term expires at the 2021 Annual Meeting of Stockholders and whose subsequent term will expire at the 2024 Annual Meeting of Stockholders. The current Class I Directors are Dennis A. Ausiello, M.D., Willard H. Dere, M.D., Roger J. Pomerantz, M.D. and Eric D. Shaff; the current Class II Directors are Richard N. Kender, Lorence H. Kim, M.D. and Meryl S. Zausner; and the current Class III Directors are Noubar B. Afeyan, Ph.D., Grégory Behar and Kurt C. Graves.

Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.

There are no family relationships among any of our executive officers or directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class I Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes

PROPOSAL 1—ELECTION OF DIRECTORS

will be cast for a substitute nominee designated by our Board of Directors or our Board of Directors may elect to reduce its size. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the four nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the election of the below Class I Director nominees.

NOMINEES FOR CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2022 ANNUAL MEETING)

The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Seres
Dennis A. Ausiello, M.D.	73	2015	Director
Willard H. Dere, M.D.	65	2017	Director
Roger J. Pomerantz, M.D.	62	2013	Chairman of the Board
Eric D. Shaff	43	2019	President, Chief Executive Officer and Director

The principal occupations and business experience, for at least the past five years, of each Class I Nominee for election at the 2019 Annual Meeting are as follows:

DENNIS A. AUSIELLO, M.D.	Age 73

Dennis A. Ausiello, M.D. has served as a member of our Board of Directors since April 2015. Dr. Ausiello serves as the Director of the Center for Assessment Technology and Continuous Health (CATCH), Jackson Distinguished Professor of Clinical Medicine at Harvard Medical School and Physician-in-Chief Emeritus at Massachusetts General Hospital. From 1996 to April 2013, Dr. Ausiello served as the Chief of Medicine at Massachusetts General Hospital. Dr. Ausiello is a member of the Institute of Medicine of the National Academy of Sciences and a fellow of the American Academy of Arts and Sciences. Dr. Ausiello serves on the boards of directors of Pfizer Inc. and Alnylam Pharmaceuticals, Inc. Dr. Ausiello received his undergraduate degree from Harvard College and an M.D. from the University of Pennsylvania. We believe that Dr. Ausiello is qualified to serve on our Board of Directors because of his extensive experience as a physician and as a director of pharmaceutical companies.

WILLARD H. DERE, M.D.	Age 65

Willard H. Dere, M.D. has served on our Board of Directors since July 2017. Since November 2014, Dr. Dere has been Professor of Internal Medicine, B. Lue and Hope S. Bettilyon Presidential Endowed Chair in Internal Medicine for Diabetes Research, Executive Director of Personalized Health, and Co-Principal Investigator of the Center for Clinical and Translational Science at the University of Utah

PROPOSAL 1—ELECTION OF DIRECTORS

Health Sciences Center. Prior to his professorship, from 2003 until his retirement in October 2014, Dr. Dere held multiple roles at Amgen Inc., including Head of Global Development, and both corporate and international Chief Medical Officer, and led development of programs in various therapeutic areas. Dr. Dere currently serves on the boards of directors of BioMarin Pharmaceutical, Inc., Radius Health, Inc. and Mersana Therapeutics, Inc., and previously served on the board of Ocera Therapeutics, Inc. Dr. Dere received his undergraduate and medical degrees from the University of California, Davis, completed his internal medicine residency training at the University of Utah, and his postdoctoral training in endocrinology and metabolism at the University of California, San Francisco. We believe Dr. Dere is qualified to serve on our Board of Directors due to his extensive academic experience and his knowledge of the biotechnology industry.

ROGER J. POMERANTZ, M.D.	Age 62

Roger J. Pomerantz, M.D., has served as Chairman of our Board of Directors since November 2013. Dr. Pomerantz also served as our President and Chief Executive Officer from June 2014 to January 2019. Since April of 2019, Dr. Pomerantz has served as the Chief Executive Officer of ContraFect Corporation (“ContraFect”) a biotechnology company. Since July 2014, Dr. Pomerantz has been a Partner at Flagship Pioneering, which conceives, creates, resources and develops first-in-category life sciences companies. From January 2011 to September 2013, Dr. Pomerantz was Worldwide Head of Licensing and Acquisitions and Senior Vice President at Merck & Co., Inc. (“Merck”), a pharmaceutical company, where he oversaw licensing and acquisitions for Merck Research Laboratories, the research and development division of Merck. From February 2010 to February 2013, Dr. Pomerantz served as Global Head of Infectious Diseases and Senior Vice President at Merck, where he oversaw pharmaceutical development and discovery of antibiotics, antivirals, antifungals and antiparasitic agents. Prior to Merck, Dr. Pomerantz was Global Head of Infectious Diseases for the pharmaceutical division of Johnson & Johnson, Inc. (“Johnson & Johnson”), a multinational medical device, consumer goods and pharmaceutical corporation, where he was responsible for anti-infective agents worldwide. He joined Johnson & Johnson in August 2005 as President of Tibotec Pharmaceuticals, Inc., now Janssen Therapeutics and a subsidiary of Johnson & Johnson, a pharmaceutical company focused on the treatment of infectious diseases. Dr. Pomerantz has been part of the development of ten approved infectious disease drugs for diseases including HIV, HCV and tuberculosis. He serves on the board of directors of ContraFect, Rubius Therapeutics, Inc. and Intec Therapeutics, Inc. Dr. Pomerantz received his B.A. in Biochemistry from The Johns Hopkins University and his M.D. from The Johns Hopkins School of Medicine. We believe Dr. Pomerantz’s extensive academic and clinical experience, as well as his knowledge of our Company and the pharmaceutical industry, qualifies him to serve on our Board of Directors.

ERIC D. SHAFF	Age 43

Eric D. Shaff has served as our Chief Executive Officer and a member of our board of directors since January 2019. Previously, he served as our Chief Operating and Financial Officer and Executive Vice President from January 2018 until January 2019 and as our Chief Financial Officer from November 2014 until January 2019. Mr. Shaff has also served on the board of directors of Sigilon Therapeutics, Inc. From January 2012 to November 2014, Mr. Shaff was Vice President of Corporate Finance for Momenta Pharmaceuticals (“Momenta”), a biotechnology company, where he helped manage Momenta’s accounting, finance, planning, and procurement functions, as well as contributing to Momenta’s investor relations efforts. From June 2004 to December 2011, Mr. Shaff held a number of corporate development and finance positions with Genzyme Corporation, a biotechnology company, most recently as Vice President of Finance/Controller for the Personalized Genetic Health division. Mr. Shaff received his B.A. from the University of Pennsylvania and his MBA from Cornell University. We believe Mr. Shaff is qualified to serve on our Board of Directors because of his extensive business and finance experience and his knowledge of the biotechnology industry.

PROPOSAL 1—ELECTION OF DIRECTORS

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:

CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2020 ANNUAL MEETING)

The current members of the Board of Directors who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Seres
Richard N. Kender	63	2014	Director
Lorence H. Kim, M.D.	45	2014	Director
Meryl S. Zausner	62	2018	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

RICHARD N. KENDER	Age 63

Richard N. Kender has served as a member of our Board of Directors since October 2014. From October 1978 to September 2013, Mr. Kender held positions in a variety of corporate areas at Merck, most recently serving as Senior Vice President of Business Development and Corporate Licensing. Mr. Kender serves on the boards of directors of Poxel S.A. and Abide Therapeutics, Inc., and previously served on the board of directors of INC Research Holdings, Inc. Mr. Kender received a B.S. from Villanova University and an M.B.A. from Fairleigh Dickinson University. We believe Mr. Kender is qualified to serve on our Board of Directors because of his extensive business experience and his knowledge of the pharmaceutical industry.

LORENCE H. KIM, M.D.	Age 45

Lorence H. Kim, M.D. has served as a member of our Board of Directors since October 2014. Since April 2014, Dr. Kim has been the Chief Financial Officer of Moderna, Inc., a biotechnology company. From July 2000 to April 2014, Dr. Kim held a number of positions at Goldman, Sachs & Co., an investment bank, most recently as Managing Director and Co-Head of Biotechnology Investment Banking. Dr. Kim received an A.B. from Harvard University, an M.B.A. in Healthcare Management from the Wharton School of the University of Pennsylvania, and an M.D. from the University of Pennsylvania School of Medicine. We believe Dr. Kim is qualified to serve on our Board of Directors because of his finance experience and knowledge of the biotechnology industry.

MERYL S. ZAUSNER	Age 62

Meryl S. Zausner has served as a member of our Board of Directors since August 2018. From April 2012 to November 2014, Ms. Zausner served as Chief Financial and Administrative Officer in the United States and served as a member of the Pharmaceutical Executive Committee and Global Finance Leadership Team at Novartis Pharmaceuticals Inc. (“Novartis”). At Novartis, she helped launch the Oncology Business Unit, as well as the company’s shared services organization. Prior to serving as Chief Financial and Administrative Officer, Ms. Zausner was a member of the Novartis Global Oncology leadership team and Chief Financial Officer, where she contributed to the development and commercialization of therapies, including Gleevec® (imatinib). Ms. Zausner also serves on the boards of directors of Neon Therapeutics, Inc. and the Multiple Myeloma Research Foundation. Ms. Zausner received a B.S. in accounting and economics from the University at Albany, SUNY. We believe Ms. Zausner is qualified to serve on our Board of Directors because of her finance and leadership experience and knowledge of the pharmaceutical industry.

PROPOSAL 1—ELECTION OF DIRECTORS

CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2021 ANNUAL MEETING)

Name	Age	Served as a Director Since	Position with Seres
Noubar B. Afeyan, Ph.D.	56	2010	Director
Grégory Behar	49	2014	Director
Kurt C. Graves	51	2015	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

NOUBAR B. AFEYAN, PH.D.	Age 56

Noubar B. Afeyan, Ph.D. has served as a member of our Board of Directors since October 2010. Since 1999, Dr. Afeyan has served as the Senior Managing Partner and Chief Executive Officer of Flagship Pioneering, which conceives, creates, resources and develops first-in-category life sciences companies, that he co-founded. Dr. Afeyan serves on the boards of directors of numerous privately and publicly held companies, including Moderna, Inc., Rubius Therapeutics, Inc., Kaleido Biosciences, Inc. and Evelo Biosciences, Inc. and has previously served on the boards of directors of several public companies, including BG Medicine, Inc., BIND Therapeutics, Inc., and Sensen Bio (formerly Eleven Biotherapeutics, Inc.) Dr. Afeyan received a B.S. in Chemical Engineering from McGill University and a Ph.D. in Biochemical Engineering from the Massachusetts Institute of Technology. He is currently a visiting lecturer of business administration at Harvard Business School and was previously a senior lecturer at the Massachusetts Institute of Technology’s Sloan School of Management where he taught courses on technology entrepreneurship, innovation and leadership. We believe Dr. Afeyan is qualified to serve on our Board of Directors because of his extensive investment experience and his knowledge of the biotechnology industry.

GRÉGORY BEHAR	Age 49

Grégory Behar has served as a member of our Board of Directors since December 2014. Mr. Behar has served as Chief Executive Officer of Nestlé Health Science S.A., a health sciences company, since October 2014. From July 2011 to July 2014, Mr. Behar was President and Chief Executive Officer of Boehringer Ingelheim Pharmaceuticals Inc. (USA). From 2010 to July 2011, Mr. Behar was Corporate Vice President Region NECAR (North European Union, Canada and Australasia) for Boehringer-Ingelheim GmbH, a pharmaceutical company. Mr. Behar has also served on the board of directors of Aimmune Therapeutics, Inc. since November 2016. Mr. Behar received his B.S. from the University of California, Los Angeles, an M.S. in Mechanical Engineering and Manufacturing from EPFL in Switzerland and an M.B.A. from INSEAD in France. We believe that Mr. Behar is qualified to serve on our Board of Directors because of his extensive business experience in the health sciences and pharmaceutical industries.

KURT C. GRAVES	Age 51

Kurt C. Graves has served as a member of our Board of Directors since November 2015. Mr. Graves has been the Chairman, President and Chief Executive Officer of Intarcia Therapeutics, Inc. (“Intarcia”), a biotechnology company, since April 2012. Mr. Graves served as Executive Chairman of Biolex Therapeutics, a biotechnology company, from November 2010 to March 2012, and served as Executive Chairman of Intarcia from August 2010 to April 2012. Previously, he served as Executive Vice President, Chief Commercial Officer and Head of Strategic Development at Vertex Pharmaceuticals Inc. (“Vertex”) from July 2007 to October 2009. Prior to joining Vertex, Mr. Graves

PROPOSAL 1—ELECTION OF DIRECTORS

held various leadership positions at Novartis Pharmaceuticals Corporation (“Novartis Corp.”) from 1999 to June 2007. He was also the first Chief Marketing Officer for the pharmaceuticals division of Novartis Corp. from September 2003 to June 2007. He also serves on the boards of directors of Radius Health, Inc. and Achillion Pharmaceuticals, Inc. Mr. Graves received a B.S. in Biology from Hillsdale College. We believe Mr. Graves is qualified to serve as a member of our Board of Directors because of his extensive experience in the life sciences industry, membership on various boards of directors and his leadership and management experience.

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Our Board of Directors has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2018. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2020. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of our Company.

VOTE REQUIRED

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Even though brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors (the “Audit Committee”) has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2018 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining such firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Richard N. Kender (Chair)

Willard H. Dere

Meryl S. Zausner

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2018	2017
Audit Fees	$488,000	$486,000
Audit-Related Fees	$20,000	$15,000
Tax Fees	$—	—
All Other Fees	$900	$900
Total Fees	$508,900	$501,900

AUDIT FEES

Audit fees consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements.

AUDIT-RELATED FEES

Audit-related fees in 2018 consist of fees for services performed related to our adoption of the new lease accounting standard in the first quarter of 2019.

TAX FEES

There were no such fees incurred in 2018.

ALL OTHER FEES

All Other Fees in 2018 represent non-audit fees in connection with access to the PricewaterhouseCoopers LLP on-line accounting research and disclosures database.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage PricewaterhouseCoopers LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by PricewaterhouseCoopers LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by PricewaterhouseCoopers LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Executive Officers

The following table identifies our current executive officers:

Name	Age	Position
Eric D. Shaff(1)	43	President and Chief Executive Officer
John G. Aunins, Ph.D.(2)	58	Executive Vice President of Bioprocess & Manufacturing and Chief Technology Officer
Marcus Chapman(3)	48	Vice President, Finance and Principal Financial and Accounting Officer
Thomas J. DesRosier(4)	64	Executive Vice President and Chief Legal Officer
Matthew Henn, Ph.D.(5)	44	Executive Vice President and Chief Scientific Officer
Kevin Horgan, M.D.(6)	59	Executive Vice President and Chief Medical Officer

1 See biography on page 8 of this proxy statement.

2 John G. Aunins, Ph.D., has served as our Chief Technology Officer and Executive Vice President of Bioprocess Development since December 2012. Prior to joining our Company, Dr. Aunins served on our Scientific Advisory Board from February 2012 to December 2012. From April 1989 to November 2011, Dr. Aunins served in various roles at Merck, most recently as Executive Science Director. At Merck, Dr. Aunins led process and product development teams for six licensed vaccines and multiple vaccine candidates. He is a Fellow of the American Institute for Medical and Biological Engineering and an adjunct Full Professor at the Instituto de Tecnologia Quimica e Biologica in Oeiras, Portugal. Dr. Aunins received his B.S. from the University of Kansas and his Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology.

3 Marcus Chapman has served as our Vice President, Finance since January 1, 2018 and as our Principal Financial and Accounting Officer since April 2019. From August 2007 to March 2015, Mr. Chapman served in roles of increasing seniority culminating as Senior Director of Finance and Interim Head of Finance for Takeda Oncology (“Takeda”), the oncology business unit of Takeda Pharmaceuticals Co. Ltd. In these roles, Mr. Chapman oversaw finance functions supporting U.S. sales, U.S. and global marketing, operations, global medical affairs and manufacturing. Prior to Takeda, Mr. Chapman held senior roles at Clarion Healthcare Consulting and Strategic Decisions Group. He began his career at LaSalle Partners in their Investment Banking and Investment Management groups. Mr. Chapman received his B.A. in economics from Wheaton College and his MBA from The Tuck School of Business at Dartmouth College.

4 Thomas J. DesRosier has served as our Chief Legal Officer, Executive Vice President, and Secretary since May 2016. Previously, he served as Executive Vice President, Chief Legal and Administrative Officer and Secretary of ARIAD Pharmaceuticals, Inc., a biopharmaceutical company, from 2015 to 2016, as Executive Vice President, Chief Legal and Administrative Officer and Secretary of Cubist Pharmaceuticals, Inc. (“Cubist”), a biopharmaceutical company, from 2014 to 2015 and as Senior Vice President, Chief Legal Officer and Secretary of Cubist from 2013 to 2014. Before that, Mr. DesRosier served as Senior Vice President, General Counsel North America of Sanofi S.A., a global biopharmaceutical company, from 2011 to 2013. From 1999 to 2011, Mr. DesRosier held leadership roles of increasing importance within the legal group of Genzyme Corporation, a biotechnology company, culminating in his role as Senior Vice President, Chief Legal Officer. Mr. DesRosier serves as a director on the board of Avanir Pharmaceuticals, a subsidiary of Otsuka Pharmaceutical Company, Ltd. Mr. DesRosier earned a B.A. in Chemistry from the University of Vermont and a J.D. from Wake Forest University School of Law.

EXECUTIVE OFFICERS

5 Matthew Henn, Ph.D., has served as our Executive Vice President and Chief Scientific Officer since February 2019. Since joining our Company at its launch in June 2012, he has held positions of increasing seniority, most recently prior to his current position as our Executive Vice President, Head of Discovery and Microbiome R&D. Prior to joining our Company, Dr. Henn was the Director of Viral Genomics and Assistant Director of the Genome Sequencing Center for Infectious Diseases at the Broad Institute of MIT and Harvard. He currently serves on the scientific advisory boards of the Forsyth Institute and Growcentia, Inc. Dr. Henn earned his B.S. in ecology and evolutionary sciences from the University of New Hampshire and his Ph.D. in ecosystem sciences from the University of California at Berkeley, where he was a NASA Earth Systems Sciences Fellow, and trained as a NSF Postdoctoral Fellow in microbiology at Duke University.

6 Kevin Horgan, M.D., has served as our Chief Medical Officer and Executive Vice President since October 2018. From April 2015 to October 2018, Dr. Horgan was Vice President of Clinical Development at AstraZeneca plc (“AstraZeneca”), a pharmaceutical company, where was the Global Development Leader for combination immune-oncology programs. Prior to AstraZeneca, Dr. Hogan was the Chief Medical Officer at Soligenix, Inc., a biopharmaceutical company, from January 2011 to October 2013 and Coronado Biosciences, Inc. (now Fortress Biotech, Inc.), a biopharmaceutical company, from October 2013 to January 2014. Prior to that, Dr. Horgan was Vice President of Clinical Immunology at Centocor Biotech Inc. (now Janssen Biotech, Inc.), a biotechnology company. Dr. Hogan began his industry career at Merck, following positions in academic medicine at the University of California, Los Angeles. Dr. Horgan earned his undergraduate and medical degrees from University College Cork. He did his medical residency on the Osler Service at The Johns Hopkins Hospital.

None of our executive officers is related to any other executive officer or to any of our directors.

Corporate Governance

GENERAL

Our Board of Directors has adopted Corporate Governance Guidelines, an Insider Trading Compliance Policy, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of our Company. You can access our current committee charters, our Corporate Governance Guidelines, Insider Trading Compliance Policy, and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors & Media” page of our website located at www.serestherapeutics.com, or by writing to our Secretary at our offices at 200 Sidney Street, Cambridge, MA 02139.

BOARD COMPOSITION

Our Board of Directors currently consists of ten members: Eric D. Shaff, Roger J. Pomerantz, M.D., Noubar B. Afeyan, Ph.D., Dennis A. Ausiello, M.D., Grégory Behar, Willard H. Dere, M.D., Richard N. Kender, Lorence H. Kim, M.D., Kurt C. Graves and Meryl S. Zausner. As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.

DIRECTOR INDEPENDENCE

All of our directors, other than Roger J. Pomerantz, M.D. and Eric D. Shaff, qualify as “independent” in accordance with the listing requirements of The Nasdaq Global Select Market (“Nasdaq”). The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Mr. Shaff is not independent because he is the President and Chief Executive Officer of our Company. Dr. Pomerantz is not independent because he served as President and Chief Executive Officer of our Company until January 2019. There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE

DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Seres Therapeutics, Inc., 200 Sidney Street, Cambridge, MA 02139. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM STOCKHOLDERS

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary, Lead Director and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications

CORPORATE GOVERNANCE

relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Secretary, Seres Therapeutics, Inc., 200 Sidney Street, Cambridge, MA 02139.

BOARD ROLE IN RISK OVERSIGHT

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee is responsible for overseeing our major financial and cyber-security risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of the Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board does not believe that its role in the oversight of our risks adversely affects the Board’s leadership.

ANNUAL BOARD EVALUATION

Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee to oversee an annual assessment of the Board and its committees. Our outside counsel, Latham & Watkins, LLP, (“Latham”), distributed board evaluations to our Board and each board member returned an evaluation anonymously. Latham tabulated the results and presented them to the Nominating and Corporate Governance Committee for review.

CODE OF ETHICS

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.serestherapeutics.com. In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the code.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS

There were eight meetings of the Board of Directors during the fiscal year ended December 31, 2018. During the fiscal year ended December 31, 2018, each director attended at least 75% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which the Director served during the period in which he or she served as a director.

Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that directors will attend absent compelling circumstances.

Committees of the Board

Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board. All of the members of each of the Board’s three standing committees are independent as defined under the Nasdaq rules. Our Board of Directors has determined that Richard N. Kender, Willard H. Dere, Meryl S. Zausner, and Dennis A. Ausiello meet the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). From June 2016 to August 2018, Dennis A. Ausiello served on the Audit Committee. In connection with his service on the Audit Committee, our Board of Directors determined that Dr. Ausiello met the independence requirements of Rule 10A-3. All members of the Compensation Committee meet the heightened standard for independence specific to members of a compensation committee under the Nasdaq rules. All members of the Nominating and Corporate Governance Committee are independent under the Nasdaq rules.

The members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Noubar B. Afeyan, Ph.D.			Chair
Gregory Behar			X
Willard H. Dere, M.D.	X
Kurt C. Graves		Chair
Richard N. Kender	Chair	X
Lorence H. Kim, M.D.		X	X
Meryl S. Zausner	X

AUDIT COMMITTEE

Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

COMMITTEES OF THE BOARD

•	preparing the audit committee report required by the SEC rules (which is included on page 13 of this proxy statement).

The members of the Audit Committee are Mr. Kender, Dr. Dere and Ms. Zausner. Mr. Kender serves as the Chairperson of the committee. The members of our Audit Committee meet the requirements for financial literacy under the applicable rules of the SEC and Nasdaq. Our board of directors has determined that each of Mr. Kender and Ms. Zausner is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee met eight times in 2018.

COMPENSATION COMMITTEE

Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining our CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” if required; and

•	preparing the annual compensation committee report, if required by SEC rules.

The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. For information regarding the role of our compensation consultants in determining our executive compensation, please refer to the section entitled “Executive and Director Compensation – Compensation Setting Process.”

The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter, which is available on our website at www.serestherapeutics.com. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

The members of our Compensation Committee are Dr. Kim and Messrs. Graves and Kender. Mr. Graves serves as the Chairperson of the Compensation Committee.

The Compensation Committee met five times during 2018.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each board committee;

COMMITTEES OF THE BOARD

•	reviewing and making recommendations to the Board of Directors with respect to management succession planning;

•	developing and recommending to the Board of Directors corporate governance principles; and

•	overseeing an annual evaluation of the Board of Directors.

The members of our Nominating and Corporate Governance Committee are Drs. Afeyan and Kim and Mr. Behar. Dr. Afeyan serves as the Chairperson of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee met three times in 2018.

Executive and Director Compensation

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program offered to our named executive officers, or NEOs, identified below. For 2018, our NEOs were:

•	Roger J. Pomerantz, M.D., our former President and Chief Executive Officer;

•	Thomas J. DesRosier, our Chief Legal Officer, Executive Vice President, and Secretary; and

•	Eric D. Shaff, our former Chief Operating and Financial Officer and Executive Vice President and our current President and Chief Executive Officer.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act. Dr. Pomerantz resigned his employment and offices with us in January 2019 and was succeeded by Mr. Shaff, our current President and Chief Executive Officer.

Compensation Philosophy

We intend that the total compensation of our NEOs reflect a “pay for performance” compensation philosophy. We generally target total compensation relative to the 50th percentile of our peer group, but the Compensation Committee retains discretion to adjust compensation reflecting individual factors or performance. Our executive compensation program consists of three primary components: base salary, annual performance-based cash incentive awards and periodic equity-based incentives, which, in 2018, consisted of grants of stock options. We also prohibit our employees and directors from engaging in hedging transactions with regard to the Company’s securities.

Compensation Setting Process

The Compensation Committee makes compensation decisions regarding all of our NEOs. Our President and Chief Executive Officer makes recommendations to the Compensation Committee to assist it in determining compensation levels for our other executive officers and reviews the performance of our other executive officers. While the Compensation Committee utilizes this information and values management’s observations with regard to compensation, the ultimate decisions regarding executive compensation are made by the Compensation Committee.

Our Compensation Committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making executive compensation decisions. Our Compensation Committee has engaged Radford, a compensation consulting firm, as its compensation consultant to assess and make recommendations with respect to the amount and types of compensation to provide our executives and directors. When making executive compensation decisions in 2018, our Compensation Committee considered advice and data provided by Radford, and also met with Radford to discuss compensation of our executive officers, including Dr. Pomerantz. Radford reported directly to the Compensation Committee; however, Dr. Pomerantz, our President, Chief Executive Officer and Chairman of the Board during 2018, consulted with Radford with respect to its assessments of the compensation of executive officers other than himself. Radford provided the Compensation Committee with peer group and market information that the Compensation Committee used when determining whether our executive compensation is competitive, commensurate with the executive officers’ responsibilities and consistent with market trends in executive compensation practices for comparable companies. Radford also provides

EXECUTIVE AND DIRECTOR COMPENSATION

additional services to us that are unrelated to executive and director compensation. The fees for these additional services were less than $120,000 during 2018. The Compensation Committee has considered the adviser independence factors required under SEC rules and Nasdaq listing standards as they relate to Radford and does not believe Radford’s work in 2018 raised a conflict of interest.

The Compensation Committee recognizes the very competitive market for executive talent in our industry, and the importance of attracting and retaining strong talent as our business continues to evolve. Our positioning on compensation is intended to keep the Company competitive while strongly incentivizing performance and appropriately controlling executive compensation cost.

In connection with the Compensation Committee’s review of our executive compensation programs Radford provided market data and analysis relative to the following peer group of pre-commercial, publicly traded companies with a similar market capitalization selected by the Compensation Committee in consultation with Radford. Compared to the prior year, the Compensation Committee removed five peer companies due to changes in peer company profiles related to market capitalization and added five new peer companies that better aligned with the Company’s stage of development and market capitalization:

Achaogen, Inc.	Aimmune Therapeutics, Inc.	Ardelyx, Inc.
Cara Therapeutics	Cytokinetics, Inc.	Concert Pharmaceuticals, Inc.
Corbus Pharmaceuticals, Inc.	Intra-Cellular Therapies, Inc.	Epizyme, Inc.
Inovio Pharmaceuticals, Inc.	Novavax, Inc.	Karyopharm Therapeutics Inc.
MacroGenics, Inc.	Syndax Pharmaceuticals, Inc.	Paratek Pharmaceuticals, Inc.
Revance Therapeutics, Inc.	Tetraphase Pharmaceuticals, Inc.

The Compensation Committee believes the constituent companies in the peer group are similar to us based on development stage, revenue, industry, executive role considerations and market capitalization and are representative of our competitors for talent and capital. Radford provides the Compensation Committee with a competitive assessment of our compensation program for executive officers against the peer group with respect to pay philosophies, pay mix, cash and equity-linked compensation. The Compensation Committee utilizes the peer group in making compensation decisions to help ensure our compensation program for executive officers adheres to our compensation philosophy of maintaining executive pay that rewards performance while remaining competitive, commensurate with the executive officers’ responsibilities and consistent with market trends in executive compensation practices for comparable companies.

2018 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)
Roger J. Pomerantz, M.D.(1)	2018	595,000	—	—	1,958,788	278,200	186,072	(5)	3,018,060
Former President and Chief Executive Officer	2017	581,400	—	—	1,809,800	348,861	168,675		2,908,736

Thomas J. DesRosier	2018	413,800	—	—	1,268,280	149,000	8,250	(6)	1,839,330
Chief Legal Officer, Executive Vice President, and Secretary

Eric D. Shaff(2)	2018	435,000	—	—	845,520	158,300	8,250	(6)	1,447,070
Executive Vice President, Former Chief Operating and Financial Officer, and Treasurer	2017	377,083	3,026	395,600	728,081	174,974	6,836	(6)	1,685,600

EXECUTIVE AND DIRECTOR COMPENSATION

(1)

Dr. Pomerantz also served as Chairman of our board of directors during 2018 but received no additional compensation for this service. Dr. Pomerantz resigned his employment with us in January 2019, and was succeeded by Mr. Shaff, our current President and Chief Executive Officer.

(2)	In January 2019, Mr. Shaff succeeded Dr. Pomerantz as our President and Chief Executive Officer.

(3)

Represents the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in valuing these awards, see Notes 2 and 8 to our audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(4)	Represents amounts paid under our annual cash bonus program. For additional information regarding these amounts, refer to “—Narrative Disclosure to Summary Compensation Table—Annual Cash Bonuses.”

(5)

Consists of $8,250 in company matching contributions under our 401(k) plan, $106,693 in reimbursements of travel and lodging expenses associated with working in the Cambridge, Massachusetts area and $71,129 in reimbursements of taxes relating to the travel and lodging expense reimbursements. For additional information, refer to “—Retirement, Health, Welfare and Additional Benefits” below

(6)	Consists of company matching contributions under our 401(k) plan.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

The primary elements of compensation for our NEOs are base salary, annual cash bonuses and long-term, equity-based compensation awards. Our NEOs also participate in employee benefit plans and programs that we offer to our other full-time employees on the same basis and have from time to time received relocation or other expense reimbursements from us.

Base Salary

Our NEOs receive base salary to compensate them for the satisfactory performance of duties to our company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

Our Compensation Committee periodically reviews NEO base salaries in consultation with management and Radford to determine whether any adjustments are necessary or appropriate. The following table shows the annual base salaries of our NEOs for 2017, 2018 and 2019. Except as otherwise noted, all annual base salary increases were effective January 1 of the given year.

Name	2017 Annual Base Salary ($)	2018 Annual Base Salary ($)	2019 Annual Base Salary ($)
Roger J. Pomerantz, M.D.	581,400	595,000	—	(1)
Thomas J. DesRosier	401,700	413,800	428,300
Eric D. Shaff	377,100	435,000	540,000	(2)

(1)	Dr. Pomerantz ceased serving as an employee on January 14, 2019.
(2)	Mr. Shaff’s 2019 Annual Base Salary reflects an increase related to his promotion to Chief Executive Officer on January 14, 2019.

Annual Cash Bonuses

Our NEOs have the opportunity to earn annual performance bonuses based on the achievement of short-term performance goals. The NEOs’ 2018 target annual cash bonuses, expressed as a percentage of base salary, were: 55% for Dr. Pomerantz, 40% for Mr. DesRosier and 40% for Mr. Shaff.

Our Compensation Committee generally determines annual bonuses for our NEOs by multiplying (a) base salary, by (b) target cash bonus percentage, by (c) the level of achievement of corporate and/or individual performance objectives. In addition, the Compensation Committee retains discretion to adjust annual bonuses as it determines to be appropriate to reflect company performance, individual performance or other factors that the committee believes to be appropriate. For Mr. DesRosier and Mr. Shaff, the achievement of 2018 corporate objectives was weighted 80% and the achievement of individual objectives was weighted 20%. Dr. Pomerantz’s 2018 bonus was weighted 100% on corporate objectives.

EXECUTIVE AND DIRECTOR COMPENSATION

For 2018, our corporate bonus objectives were based on operational and developmental milestones related to clinical development programs, discovery and research initiatives, bioprocess and manufacturing processes, business development and corporate infrastructure objectives. For Mr. DesRosier and Mr. Shaff, the 2018 individual performance considerations focused on their respective areas of responsibility within our company. In January 2019, in consultation with management and based on guidance from Radford, the Compensation Committee determined to award all of our NEOs 2018 performance bonuses of approximately 85% of the corporate objective portion of their target bonus levels. The actual amounts paid to our NEOs under our 2018 annual cash bonus program are set forth in the Summary Compensation Table above.

Equity-Based Compensation

We have historically offered stock options and, in 2017, restricted stock units to our employees, including our NEOs, as the long-term incentive component of our compensation program. We typically grant options to employees when they commence employment with us and may thereafter grant additional options in the discretion of our board of directors or Compensation Committee. Our stock options allow employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the grant date and may be intended to qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. Each restricted stock unit represents the right to receive one share of our common stock or its cash value equivalent upon vesting. In 2018, the long-term incentive component of the compensation of our NEOs consisted solely of stock options.

Our stock options typically vest as to 25% of the shares subject to the option on the first anniversary of the grant date (or service commencement date for initial grants) and in 12 quarterly installments during the three-year period thereafter, subject to the holder’s continued service with us. From time to time, our board of directors or Compensation Committee may also construct alternate vesting schedules as it determines are appropriate to motivate particular employees. Stock options and restricted stock units granted to our employees may be subject to accelerated vesting in certain circumstances, as described in the section titled “Employment Agreements.”

We awarded stock options to our NEOs during 2018 in the following amounts and subject generally to vesting in accordance with our standard time-based vesting schedule described above:

Name	Options Granted (#)
Roger J. Pomerantz, M.D.	278,000
Thomas J. DesRosier	180,000(1)
Eric D. Shaff	120,000
(1)

Mr. DesRosier’s option award consisted of two options. One option, covering 100,000 shares, that vests as to one-third of the shares subject to the option on each of the first three anniversaries of the grant date, subject to his continued service with us. The other option, covering 80,000 shares, vests in accordance with our standard time-based vesting schedule described above.

Retirement, Health, Welfare and Additional Benefits

Our NEOs are eligible to participate in our employee benefit plans and programs, including medical and dental benefits and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We also sponsor a 401(k) defined contribution plan in which our NEOs may participate, subject to limits imposed by the Internal Revenue Code, to the same extent as all of our other full-time employees. During 2018, we made discretionary employer matching contributions equal to 50% of elective contributions made by participants in the 401(k) plan, up to 6% of a participant’s eligible compensation. These matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred

EXECUTIVE AND DIRECTOR COMPENSATION

retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

In 2018, we reimbursed Dr. Pomerantz’s expenses incurred for travel between his current residence and our headquarters in Cambridge, Massachusetts and lodging near Cambridge, Massachusetts when performing services for us, as well as for taxes related to the reimbursements. We did not otherwise provide any perquisites or special personal benefits to our NEOs.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR END

			Option Awards				Stock Awards
Name	Vesting Commencement Date		Number of securities underlying unexercised options (#): exercisable	Number of securities underlying unexercised options (#): Unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Roger J. Pomerantz, M.D.	1/30/2018	(1)	0	278,000	$10.42	1/29/2028
	1/26/2017	(1)	114,187	146,813	$9.89	1/25/2027
	2/1/2016	(1)	121,343	55,157	$26.20	1/31/2026
	6/1/2014	(2)	797,536	0	$0.71	8/6/2024
	9/9/2013	(2)	82,500	0	$0.48	11/5/2023
Thomas J. DesRosier	1/30/2018	(1)	0	80,000	$10.42	1/29/2028
	1/30/2018	(3)	0	100,000	$10.42	1/29/2028
	1/26/2017	(4)					40,000	180,800
	1/26/2017	(1)	26,250	33,750	$9.89	1/25/2027
	6/1/2016	(1)	62,500	37,500	$30.90	5/31/2026
Eric D. Shaff	1/30/2018	(1)	0	120,000	$10.42	1/29/2028
	1/26/2017	(1)	45,937	59,063	$9.89	1/25/2027
	1/26/2017	(4)					32,000	144,640
	2/1/2016	(1)	53,968	24,532	$26.20	1/31/2026
	6/26/2015	(2)	93,750	6,250	$18.00	6/25/2025
	12/9/2014	(2)	233,454	0	$7.79	12/8/2024

(1)

Option vests as to 25% of the total shares subject to the option on the first anniversary of the vesting commencement date, and as to 6.25% of the shares subject to the option upon each consecutive three months of service during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”

(2)

Option vests as to 25% of the total shares subject to the option on the first anniversary of the vesting commencement date, and as to 6.25% of the shares subject to the option on the last day of each calendar quarter during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”

(3)

Option vests as to one-third of the total shares subject to the option on each of the first three anniversaries of the vesting commencement date, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”

(4)

The restricted stock units vest as to 20% of the award on the first anniversary of the vesting commencement date, 30% on the second anniversary of the vesting commencement date and 50% on the third anniversary of the vesting commencement date, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”

EXECUTIVE AND DIRECTOR COMPENSATION

EMPLOYMENT AND SEPARATION AGREEMENTS

We have entered into employment agreements with each of our NEOs. Certain key terms of these agreements are described below.

Eric D. Shaff

In January 2019, in connection with Mr. Shaff’s appointment as the Company’s President and Chief Executive Officer and as a member of the Board, we entered into a new employment agreement with Mr. Shaff that supersedes the terms of his prior employment agreement with us. The new employment agreement entitles Mr. Shaff to receive an annual base salary of $540,000, subject to periodic review and adjustment by the Board or its compensation committee, and an annual target bonus opportunity of 55% of his annual base salary. In connection with his appointment as the Company’s President and Chief Executive Officer, we also granted Mr. Shaff a stock option under our 2015 Incentive Award Plan to purchase 275,000 shares of our common stock, which will vest in accordance with our standard four-year vesting schedule, subject to Mr. Shaff’s continued service.

Under the terms of his new employment agreement, if we terminate Mr. Shaff’s employment without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, Mr. Shaff is entitled to receive 12 months of continued base salary and up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected. If the termination occurs within 60 days prior to or 12 months following a change in control, in lieu of the foregoing, he is entitled to receive 18 months of continued base salary, up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected, and accelerated vesting of time-based equity awards that he holds.

For purposes of the employment agreement:

•

“Cause” generally means Mr. Shaff’s (i) failure to substantially perform his duties with us (other than due to disability) or materially comply with our policies; (ii) material failure to carry out or comply with any lawful and reasonable directive of the Board; (iii) breach of a material provision of his employment agreement; (iv) conviction, plea of no contest or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (v) unlawful use (including being under the influence) or possession of illegal drugs on our (or our affiliate’s) premises or while performing his duties and responsibilities under his employment agreement; or (vi) commission of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against us or any of our affiliates.

•

“Good reason” generally means, subject to certain notice requirements and cure rights, without Mr. Shaff’s consent, (i) a reduction in his base salary (except for a reduction of less than 10% contemporaneously affecting other senior executives); (ii) a material reduction in his authority or areas of responsibility; or (iii) a relocation of his primary office more than 50 miles outside of the Boston metropolitan area.

Mr. Shaff has also agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

Thomas J. DesRosier

Under the terms of our employment agreement with Mr. DesRosier, if we terminate Mr. DesRosier’s employment without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive 12 months of continued base salary and up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected. If the termination occurs within 60 days prior to or 12 months following a change in control, Mr. DesRosier is also entitled to accelerated vesting of his time-based equity awards.

EXECUTIVE AND DIRECTOR COMPENSATION

For purposes of the employment agreement, “cause” and “good reason” have the same meanings as in Mr. Shaff’s new employment agreement. Mr. DesRosier has also agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

Roger J. Pomerantz, M.D.

Dr. Pomerantz’s employment with us terminated on January 14, 2019. In connection with his resignation, we and Dr. Pomerantz entered into a separation agreement and release under which is entitled to receive 12 months of continued base salary, his full 2018 annual cash bonus amount and up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected.

Dr. Pomerantz continues to serve as a director and as Chairman of the Board and is eligible to receive compensation in accordance with and subject to the terms of our non-employee director compensation program, as described below, including an annual retainer of $55,000 and an option to purchase 15,000 shares of our common stock on the date of the Annual Meeting.

DIRECTOR COMPENSATION

Directors who are also our employees do not receive compensation for their service on our board of directors. Dr. Pomerantz served as a director and executive officer of our company during 2018. Refer to the 2018 Summary Compensation Table and related narrative disclosure above for information regarding the compensation he received from us during 2018.

We maintain a compensation program for our non-employee directors providing for each non-employee director to receive the following amounts for serving on our board of directors:

•	an option to purchase 30,000 shares of our common stock upon the director’s initial election or appointment to our board of directors;

•

if the director has served on our board of directors for at least six months as of the date of an annual meeting of stockholders, an option to purchase 15,000 shares of our common stock on the date of the annual meeting;

•	an annual director fee of $35,000, and if the director serves as chairman of our board of directors or lead independent director, an additional annual director fee of $20,000; and

•	if the director serves on a committee of our board of directors, an additional annual fee as follows:

•	chairman of the audit committee—$15,000;

•	audit committee member other than the chairman—$7,500;

•	chairman of the compensation committee—$10,000;

•	compensation committee member other than the chairman—$5,000;

•	chairman of the nominating and corporate governance committee—$7,000; and

•	nominating and corporate governance committee member other than the chairman—$3,500.

Stock options granted to our non-employee directors under the program have an exercise price equal to the fair market value of our common stock on the grant date. The stock options granted upon a director’s initial election or appointment vest in four annual installments following the grant date. The stock options granted annually to directors vest in a single installment on the earlier of the day before the next annual meeting of stockholders or the first anniversary of the grant date. In addition, all unvested stock options vest in full immediately prior to a change in control.

EXECUTIVE AND DIRECTOR COMPENSATION

Each member of our board of directors is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee of the board of directors on which he or she serves.

2018 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Noubar B. Afeyan, Ph.D.	$62,000	$92,174	$154,174
Willard H. Dere, M.D.	$42,500	$92,174	$134,674
Lorence H. Kim, M.D.	$43,500	$92,174	$135,674
Richard N. Kender	$55,000	$92,174	$147,174
Grégory Behar	$38,500	$92,174	$130,674
Dennis A. Ausiello, M.D.	$38,920	$92,174	$131,094
Kurt C. Graves	$45,000	$92,174	$137,174
Meryl S. Zausner	$14,321	$171,774	$186,095

(1)

Represents the aggregate grant date fair value of the option awards granted during 2018 computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in valuing these awards, see Notes 2 and 8 to our audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The table below shows the number of option awards held as of December 31, 2018 by each of our directors who are not NEOs. None of our directors held unvested stock awards as of that date.

Name	Option Awards (#)
Noubar B. Afeyan, Ph.D.	60,000
Willard H. Dere, M.D.	45,000
Lorence H. Kim, M.D.	135,000
Richard N. Kender	135,000
Grégory Behar	30,000
Dennis A. Ausiello, M.D.	120,000
Kurt C. Graves	75,000
Meryl S. Zausner	30,000

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information on our equity compensation plans as of December 31, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options Warrants and Rights		Number of Securities Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by security holders(2)	7,788,619	(3)	$12.56	(4)	2,876,068	(5)
Equity compensation plans not approved by security holders	—		—		—
Total	7,788,619		$12.56		2,876,068

1 Pursuant to the terms of the 2015 Incentive Award Plan, or the 2015 Plan, the number of shares of common stock available for issuance under the 2015 Plan automatically increases on each January 1 until and including January 1, 2025, by an amount equal to the lesser of: (a) 4% of the shares of common stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our board of directors. Pursuant to the terms of the 2015 Employee Stock Purchase Plan, or the 2015 ESPP, the number of shares of common stock available for issuance under the

EXECUTIVE AND DIRECTOR COMPENSATION

2015 ESPP automatically increases on each January 1 until and including January 1, 2025, by an amount equal to the least of: (a) 400,000 shares, (b) 1% of the shares of common stock outstanding on the final day of the immediately preceding calendar year and (c) such smaller number of shares as is determined by our board of directors.

2 Consists of the 2012 Stock Incentive Plan, or the 2012 Plan, the 2015 Plan, and the 2015 ESPP.

3 Includes 2,210,453 outstanding options to purchase stock under the 2012 Plan, 5,351,266 outstanding options to purchase stock under the 2015 Plan, and 226,900 restricted stock units under the 2015 Plan.

4 As of December 31, 2018, the weighted-average exercise price of outstanding options under the 2012 Plan was $5.40 and the weighted-average exercise price of outstanding options under the 2015 Plan was $15.10.

5 As of December 31, 2018, a total of 2,876,086 shares of stock were available for issuance (of which 46,472 shares were issued with respect to the purchase period in effect as of December 31, 2018, which ended March 8, 2019) under the 2015 ESPP and 1,353,580 securities available for future issuance under the 2015 Plan.

Security Ownership of Certain Beneficial Owners and Management

COMMON STOCK

The following table sets forth certain information with respect to holdings of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of March 31, 2019, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 41,094,832 shares of Common Stock outstanding as of March 31, 2019. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 31, 2019 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 200 Sidney Street, Cambridge, MA 02139. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER	NUMBER	PERCENTAGE
5% or Greater Stockholders
Entities affiliated with Flagship Pioneering	12,682,876	30.9%
Nestlé Health Science US Holdings, Inc.[2]	6,899,201	16.8%
FMR LLC[3]	6,128,386	14.9%
ARK Investment Management LLC[4]	4,119,479	10.0%
BlackRock, Inc.[5]	2,256,858	5.5%
Named Executive Officers and Directors
Roger J. Pomerantz, M.D.[6]	1,329,542	3.2%
Noubar B. Afeyan, Ph.D.[1],[7]	12,743,017	31.0%
Dennis A. Ausiello, M.D.[8]	105,000	*
Grégory Behar[9]	15,000	*
Willard H. Dere, M.D.[10]	7,500	*
Kurt C. Graves[11]	52,500	*
Richard N. Kender[12]	120,000	*
Lorence H. Kim, M.D.[13]	120,000	*
Eric D. Shaff[14]	506,639	1.2%
Thomas DesRosier[15]	183,137	*
Meryl S. Zausner	—	—
All executive officers and directors as a group (11 persons)[16]	15,182,335	37.0%

*	Less than one percent.

[1]

Based solely on a Schedule 13G/A filed with the SEC on February 13, 2017 by Flagship Ventures Fund IV, L.P. (“Fund IV”), Flagship Ventures Fund IV-Rx, L.P. (“Fund IV-Rx”), Flagship VentureLabs IV, LLC (“VentureLabs IV”), Flagship Ventures Fund IV General Partner LLC (“Fund IV GP”), Noubar B. Afeyan, Ph.D. and Edwin M. Kania, Jr., Fund IV, Fund IV-Rx, VentureLabs IV, Fund IV GP, Noubar Afeyan and Edwin Kania are collectively referred to herein as the “Flagship Reporting Persons.” As the manager of VentureLabs IV, Fund IV may be deemed to beneficially own shares of Common Stock directly held by VentureLabs IV. As the general partner of Fund IV and Fund IV-Rx, Fund IV GP may be deemed to beneficially own shares of Common Stock beneficially owned by Fund IV and directly held by Fund IV-Rx, respectively. Messrs. Afeyan and Kania, as Managers of Fund IV GP, may

be deemed to beneficially own shares of Common Stock beneficially owned by Fund IV GP. Fund IV has shared voting and dispositive power over 10,757,414 shares. Fund IV-Rx has shared voting and dispositive power over 1,925,462 shares. VentureLabs IV has shared

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

voting and dispositive power over 2,734,994 shares. Fund IV GP has shared voting and dispositive power over 12,682,876 shares. Messrs. Afeyan and Kania have shared voting and dispositive power over 12,682,876 shares. The address for the Flagship Reporting Persons is c/o Flagship Pioneering, Inc., 55 Cambridge Parkway, Suite 800E, Cambridge, Massachusetts 02142.

[2]

Based solely on a Schedule 13D filed with the SEC on April 11, 2018 by Nestlé Health Science US Holdings, Inc. (“NHS”), NIMCO US, Inc. (“NIMCO”) and Nestlé S.A. (“Nestlé”). NHS is a wholly owned subsidiary of NIMCO, which is a wholly owned subsidiary of Nestlé, a publicly traded company. Each of these entities may be deemed to share voting and investment power with respect to all shares of Common Stock held by NHS. Each of NHS, NIMCO and Nestlé disclaims beneficial ownership of such shares of Common Stock except to the extent of its pecuniary interest therein. The address for NHS and NIMCO is 383 Main Ave., 5th Floor, Norwalk, CT 06851. The address for Nestlé is Avenue Nestlé 55, CH-1800, Vevey Switzerland.

[3]

Based solely on a Schedule 13G/A filed on February 13, 2019 by FMR LLC, Abigail P. Johnson and Select Biotechnology Portfolio. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR LLC has sole voting power over 840,660 shares and sole dispositive power over 6,079,521 shares. Abigail P. Johnson has sole dispositive power over 6,079,521 shares. Select Biotechnology Portfolio has sole voting power over 2,320,475 shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

[4]

Based solely on a Schedule 13G filed on February 14, 2019 by ARK Investment Management LLC, or ARK. ARK is an investment adviser and has sole voting and dispositive power over 3,263,090 shares, shared voting power over 223,428 shares and shared dispositive power over 856,389 shares. The address for Ark Investment Management LLC is 3 East 28th Street, 7th Floor, New York, NY 10016.

5 Based solely on a Schedule 13G filed on February 8, 2019 by BlackRock, Inc. or Blackrock, on behalf of itself and its wholly owned subsidiaries, BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., and BlackRock Investment Management, LLC, BlackRock reported that as of December 31, 2018, it had sole voting power with respect to 2,168,453 shares of Common Stock and sole dispositive power with respect to 2,256,858 shares, and that the shares are beneficially owned by BlackRock and its wholly owned subsidiaries identified above. The address of each of the foregoing is 55 East 52nd Street, New York, NY 10055.

[6]

Includes 1,115,566 shares of Common Stock which Dr. Pomerantz has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of March 31, 2019.

[7]	Includes 45,000 shares of Common Stock which Dr. Afeyan has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of March 31, 2019.

[8]	Includes 105,000 shares of Common Stock which Dr. Ausiello has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of March 31, 2019.

[9]	Includes 15,000 shares of Common Stock which Mr. Behar has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of March 31, 2019.

[10]	Includes 7,500 shares of Common Stock which Mr. Dere has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of March 31, 2019.

[11]Includes	52,500 shares of Common Stock which Mr. Graves has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of March 31, 2019.

[12]	Includes 120,000 shares of Common Stock which Mr. Kender has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of March 31, 2019.
[13]	Includes 200,000 shares of Common Stock which Dr. Kim has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of March 31, 2019.

[14]	Includes 493,797 shares of Common Stock which Mr. Shaff has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of March 31, 2019.

[15]

Includes 167,083 shares of Common Stock which Mr. DesRosier has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 26, 2018.

[16]

Consists of (a) 12,940,889 shares of Common Stock and (b) 2,241,446 shares of common stock which the holders have the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of March 31, 2019.

Certain Relationships

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K of the Securities Act of 1933, as amended, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we (including any of our subsidiaries) are, were or will be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has, had or will have a direct or indirect material interest. Our finance team is primarily responsible for developing and implementing procedures to obtain information regarding potential related person transactions and for determining whether a related person transaction requiring compliance with our policy exists. Our Chief Executive Officer then presents the related person transaction to our Audit Committee. In reviewing and approving any such transaction, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, the extent of the related person’s interest in the transaction and the conflicts of interest and corporate opportunity provisions under our Code of Business Conduct and Ethics. No director may participate in approval of a related person transaction in which he or she is a related person. Our Audit Committee may also ratify related person transactions that were entered into by management because pre-approval was not feasible and transactions that were not initially recognized as related person transactions. If these transactions are not ratified, our management must make all reasonable efforts to cancel or annul such transactions. Our management must update our Audit Committee on material changes to any approved or ratified related person transaction and provide an annual status report on all then-current related person transactions. The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock.

TRANSACTIONS WITH NESTLÉ HEALTH SCIENCE

In January 2016 we entered into a Collaboration and License Agreement, (the “License Agreement”), with Nestec Ltd. (“NHS”), an affiliate of Nestlé Health Science US Holdings, Inc., which holds approximately 16.8% of our Common Stock as of April 29, 2019, for the development and commercialization of certain of our product candidates in development for the treatment and management of C. difficile infection (“CDI”), and inflammatory bowel disease (“IBD”), including ulcerative colitis and Crohn’s disease. The License Agreement supports the development of our portfolio of products for CDI and IBD in markets outside of the United States and Canada (the “Licensed Territory”), and is expected to provide substantial financial support for our ongoing worldwide research and development. We have retained full commercial rights to our entire portfolio of product candidates with respect to the United States and Canada, where we plan to build our own commercial organization.

Under the License Agreement, we granted to NHS an exclusive, royalty-bearing license to develop and commercialize in the Licensed Territory certain products based on our microbiome technology that are being developed for the treatment of CDI and IBD, including SER-109, SER-262, SER-287 and SER-301 (the “NHS Collaboration Products”). Upon mutual agreement, one or more other products based on our microbiome technology for CDI or IBD may be added to the License Agreement in lieu of or in addition to the then-existing NHS Collaboration Products. NHS’ exclusive license in the Licensed

CERTAIN RELATIONSHIPS

Territory to develop and commercialize NHS Collaboration Products extends to any indications for which we and NHS agree to develop such products. We also granted to NHS a non-exclusive license to export, develop and make NHS Collaboration Products in the licensed fields worldwide solely for commercialization in the licensed fields and in the Licensed Territory. Additionally, the rights to develop and commercialize a given NHS Collaboration Product in certain non-EU countries within the Licensed Territory may revert to us if NHS either elects not to pursue commercialization of such NHS Collaboration Product in such country, or fails to meet certain agreed upon milestones for commercialization of such NHS Collaboration Product in such country. If the licensed rights in any country revert to us in this way, then we would pay to NHS a royalty in the mid-single digits on net sales of such NHS Collaboration Product in such country.

The License Agreement sets forth our and NHS’ respective obligations for development, commercialization, regulatory and manufacturing and supply activities for the NHS Collaboration Products with respect to the licensed fields and the Licensed Territory. In exchange for the license, NHS paid us an upfront cash payment of $120 million in February 2016 and has agreed to pay us tiered royalties, at percentages ranging from the high single digits to high teens, of net sales of NHS Collaboration Products in the Licensed Territory. Additionally, NHS has agreed to pay us up to $660 million for the achievement of certain development and regulatory milestones and up to an aggregate of $1.125 billion for the achievement of certain commercial milestones related to the sales of NHS Collaboration Products. We received a $10 million milestone payment in 2016 associated with the initiation of our Phase 1b study for SER-262 in CDI and a $20 million milestone payment in 2017 associated with the initiation of our Phase 3 study of SER-109 in multiply recurrent CDI.

In November 2018, we executed a letter agreement with NHS (the “Letter Agreement’), modifying certain terms of the License Agreement. Under the Letter Agreement, NHS agreed to accelerate the payment of the $20.0 million Phase 3 commencement milestone to be payable upon the commencement of the Phase 2b study for SER-287. Further, based on the results of the Phase 2b study, the Letter Agreement modifies certain terms and conditions related to the extent and timing of expense reimbursement associated with the ongoing SER-287 clinical trials. The Phase 2b study was initiated and the $40.0 million of milestone payments were received in December 2018.

To date, we have received $70.0 million in development milestones under the License Agreement and the Letter Agreement.

The License Agreement continues in effect until terminated by either us or NHS on the following bases: (i) NHS may terminate the License Agreement in the event of serious safety issues related to any of the NHS Collaboration Products; (ii) we may terminate the License Agreement if NHS challenges the validity or enforceability of any of our licensed patents; and (iii) either we or NHS may terminate the License Agreement in the event of the other party’s uncured material breach or insolvency. Upon termination of the License Agreement, all licenses granted to NHS by us will terminate, and all rights in and to the NHS Collaboration Products in the Licensed Territory will revert to us. If we commit a material breach of the License Agreement, NHS may elect not to terminate the License Agreement but instead apply specified adjustments to its payment obligations and other terms and conditions of the License Agreement.

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with our executive officers. For more information regarding the employment agreements with our named executive officers, see the section in this proxy statement entitled “Executive and Director Compensation—Employment Agreements.”

CERTAIN RELATIONSHIPS

INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, certain officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the year ended December 31, 2018, except that that following forms were filed late: one Form 4 (reporting two transactions) for John G. Aunins.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2018, Richard N. Kender, Lorence H. Kim, M.D. and Kurt C. Graves served as members of our Compensation Committee. No member of our Compensation Committee during the fiscal year ended December 31, 2018 is or has been an officer or employee of our Company. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our Compensation Committee during the fiscal year ended December 31, 2018.

Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2020 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 200 Sidney Street, Cambridge, MA 02139 in writing not later than December 31, 2019.

Stockholders intending to present a proposal at the 2020 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2019 Annual Meeting of Stockholders no earlier than the close of business on February 14, 2020 and no later than the close of business on March 15, 2020. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2020 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 13, 2020, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2020 Annual Meeting and not later than the close of business on the 90th day prior to the 2020 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Seres’ Annual Report on Form 10-K

A copy of Seres’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 29, 2019 without charge upon written request addressed to:

Seres Therapeutics, Inc.

Attention: Secretary

200 Sidney Street

Cambridge, MA 02139

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2018 at www.serestherapeutics.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Thomas J. DesRosier, Secretary

Cambridge, Massachusetts

April 30, 2019

SERES THERAPEUTICS, INC. 200 SIDNEY STREET CAMBRIDGE, MA 02139 VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E77407-P24102 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SERES THERAPEUTICS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: 1. Election of Directors Nominees: 01) Dennis A. Ausiello, M.D. 02) Willard H. Dere, M.D. 03) Roger J. Pomerantz, M.D. 04) Eric D. Shaff The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. NOTE: To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E77408-P24102 SERES THERAPEUTICS, INC. Annual Meeting of Stockholders June 13, 2019 8:00 AM EDT This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Eric D. Shaff and Thomas J. DesRosier, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Seres Therapeutics, Inc. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM EDT on June 13, 2019, at the corporate headquarters of Seres Therapeutics, Inc., 200 Sidney Street, Cambridge, MA 02139, and any adjournment, continuation, or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side